                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock

                                       of

                            SQUARE INDUSTRIES, INC.

                                       at
                                $31.00 Per Share

    (payable $28.50 net per Share in cash, without interest thereon, and an additional $2.50 per Share to be deposited by Parent in escrow as contingent consideration for distribution, in whole or in part, to either seller or Parent upon the resolution of two specific matters, subject to adjustment as provided in the escrow agreement)

                                       by

                 CENTRAL PARKING SYSTEM - - EMPIRE STATE, INC.

                     an indirect wholly-owned subsidiary of

                          CENTRAL PARKING CORPORATION

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON TUESDAY, JANUARY 14, 1997,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated December 13, 1996 (the "Offer to Purchase"), and a related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Central Parking System -- Empire State, Inc., a New York corporation ("Purchaser") and an indirect wholly-owned subsidiary of Central Parking Corporation, a Tennessee corporation ("Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Square Industries, Inc. (the "Company"), at a price of $31.00 per share, payable $28.50 net per Share in cash, without interest thereon, and an additional $2.50 per Share to be deposited by Parent in escrow as contingent consideration for distribution, in whole or in part, to either seller or Parent based upon the resolution of two specific matters, subject to adjustment as provided in the escrow agreement, upon the terms and subject to the conditions set forth in the Offer.

     We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $31.00 per Share, payable $28.50 net per Share in cash, without interest thereon, and an additional $2.50 per Share to be deposited by Parent in escrow as contingent consideration for distribution, in whole or in part, to either seller or Parent based upon the resolution of two specific matters, subject to adjustment as provided in the escrow agreement.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has determined that each of the Offer and the Merger (as defined in the Offer to Purchase) is fair to, and in the best interests of, the stockholders of the Company (other than Parent and its subsidiaries), and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, January 14, 1997, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which, together with any Shares then owned by Parent or Purchaser, represents at least sixty-six and two thirds percent (66 2/3%) of the Shares on a fully diluted basis. Fully diluted shall include, without limitation, all Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights, unless the holder thereof shall have entered into an agreement to cash out such options, warrants or rights in conjunction with the Merger Agreement. The Offer is also conditioned upon, among other things, the expiration or termination of applicable antitrust waiting periods.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by J. C. Bradford & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       of

                            SQUARE INDUSTRIES, INC.

                                       by


                 CENTRAL PARKING SYSTEM - - EMPIRE STATE, INC.



     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 13, 1996, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Central Parking System -- Empire State, Inc., a New York corporation and an indirect wholly-owned subsidiary of Central Parking Corporation, a Tennessee corporation, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Square Industries, Inc., a New York corporation.


     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated: ____________, 199_                        SIGN HERE
                                                 ---------------------------------------------
--------------------------------------------     ---------------------------------------------
                                                                 SIGNATURE(S)
 Number of Shares to be Tendered                                  __________
                                                                  __________
 _______________ Shares*                                 PLEASE TYPE OR PRINT NAME(S)
                                                                  __________
--------------------------------------------                      __________
                                                         PLEASE TYPE OR PRINT ADDRESS
                                                                  __________
                                                                  __________
                                                        AREA CODE AND TELEPHONE NUMBER
                                                                  __________
                                                          TAXPAYER IDENTIFICATION OR
                                                            SOCIAL SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered